EXHIBIT 21.1

EQUINOX HOLDINGS, INC.

SUBSIDIARIES OF THE COMPANY

Subsidiary	Where Incorporated
Broadway Equinox, Inc.	New York
Energy Wear, Inc.	New York
Equinox 43rd Street, Inc.	New York
Equinox 44th Street, Inc.	New York
Equinox 50th Street, Inc.	New York
Equinox 54th Street, Inc.	New York
Equinox 63rd Street, Inc.	New York
Equinox 76th Street, Inc.	New York
Equinox 85th Street, Inc.	New York
Equinox 92nd Street, Inc.	New York
Equinox Columbus Centre, Inc.	New York
Equinox Darien, Inc.	Connecticut
Equinox Englewood Cliffs, Inc.	New Jersey
Equinox Fitness Newport Beach, Inc.	California
Equinox Fitness Palos Verdes, Inc.	California
Equinox Fitness Pasadena, Inc.	California
Equinox Fitness San Mateo, Inc.	California
Equinox Fitness Santa Monica, Inc.	California
Equinox Fitness Westwood, Inc.	California
Equinox Gold Coast, Inc.	Illinois
Equinox Great Neck, Inc.	New York
Equinox Greenvale, Inc.	New York
Equinox Greenwich Avenue, Inc.	New York
Equinox Highland Park, Inc.	Illinois
Equinox Lincoln Park, Inc.	Illinois
Equinox Mamaroneck, Inc.	New York
Equinox Monroe Street, Inc.	Illinois
Equinox Pine Street, Inc.	California
Equinox South Beach, Inc.	Florida
Equinox Tribeca Office Inc.	New York
Equinox Tribeca, Inc.	New York
Equinox Wall Street, Inc.	New York
Equinox West Hollywood, Inc.	California
Equinox White Plains Road, Inc.	New York
Equinox Woodbury Inc.	New York
Equinox Wooster Street, Inc.	New York
EQX Holdings, LLC	Delaware
The Equinox Group, Inc.	New York